UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 6, 2005

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Light Street, Baltimore, Maryland	21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01	Other Events.

On June 23, 2005, Legg Mason, Inc. (the "Company") and Citigroup Inc., a Delaware corporation ("Citigroup"), entered into a Transaction Agreement (the "Transaction Agreement") pursuant to which the Company agreed to acquire the ownership interests in Citigroup subsidiaries that constitute substantially all of Citigroup's worldwide asset management business in exchange for, among other things, the ownership interests in Company subsidiaries that constitute the Company's private client brokerage and capital markets businesses. The Company classified its private client brokerage and capital markets businesses as discontinued operations in its interim financial statements included in the Form 10-Q for the quarter ended June 30, 2005 to reflect this agreement to dispose of them, and has revised the information contained in Items 6 (Selected Financial Data), 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations) and 8 (Financial Statements and Supplementary Data) of its Annual Report on Form 10-K for the fiscal year ended March 31, 2005 (the "10-K Report") to reflect this reclassification. Attached hereto as Exhibit 99, and incorporated herein by reference, are the restated Items 6, 7 and 8 of the 10-K Report. The information contained in Exhibit 99 has been revised to reflect only the reclassification as discontinued operations of the Company's private client brokerage and capital markets businesses resulting from the transactions contemplated by the Transaction Agreement, and has not been revised or updated to reflect any other developments or events that have occurred since the filing of the 10-K Report, including any events or developments that are part of, or related to, those transactions.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

12	Computation of Consolidated Ratios of Earnings to Fixed Charges

23	Consent of Independent Registered Public Accounting Firm

99	Revised Items 6, 7 and 8 from the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: December 6, 2005	By:	/s/ Thomas P. Lemke

Thomas P. Lemke
Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

12	Computation of Consolidated Ratios of Earnings to Fixed Charges

23	Consent of Independent Registered Public Accounting Firm

99	Revised Items 6, 7 and 8 from the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005

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